UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

Form 8-K
______________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): July 26, 2018

BJ'S RESTAURANTS, INC.
(Exact Name of Registrant as Specified in Charter)

California	0-21423	33-0485615
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7755 Center Avenue, Suite 300, Huntington Beach, CA 92647
(Address of Principal Executive Offices) (Zip Code)

(714) 500-2400
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 2.02. Results of Operations and Financial Condition.

On July 26, 2018, BJ’s Restaurants, Inc., a California corporation (the “Registrant” or the "Company"), announced its financial results for the second quarter ended July 3, 2018. The press release issued by the Registrant in connection with the announcement is attached to this report as Exhibit 99.1. The information in this Form 8-K and Exhibits attached hereto are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 8.01. Other Events.

On July 26, 2018, the Company announced that the Board of Directors had declared a dividend of $0.11 per share of common stock. The dividend will be paid on August 27, 2018, to shareholders of record at the close of business on August 13, 2018.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release dated July 26, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BJ'S RESTAURANTS, INC.

Date: July 26, 2018	By:	/s/ GREGORY A. TROJAN
Gregory A. Trojan
Chief Executive Officer and Director (Principal Executive Officer)

	By:	/s/ GREGORY S. LEVIN
Gregory S. Levin President, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)